UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2007

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

___________________Not applicable_____________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.        Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual review of executive compensation, on July 9, 2007, the Compensation Committee of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following annual base salaries for the fiscal year ending June 30, 2008 and annual bonus and stock option awards for 2007 performance for certain named executive officers of the Company as set forth below:

Name	Position	Fiscal 2008 Base Salary	Cash Bonus	Stock Options Awarded
Dr. David M. Goldenberg	Chief Scientific Officer and Chief Medical Officer	$500,000(1)	$113,750	150,000(2)
Cynthia L. Sullivan	President and Chief Executive Officer	$532,000(3)	$138,500	100,000(2)
Gerard G. Gorman	Senior Vice President, Finance and Business Development and Chief Financial Officer	$270,000(4)	$62,500	60,000(2)

(1)           Initial base salary under that certain Amended and Restated Employment Agreement, effective asof July 1, 2007, by and between the Company and Dr. David M. Goldenberg.

(2)           Granted in accordance with the Company’s 2006 Stock Incentive Plan, as amended (the “2006Plan”), at an exercise price of $4.39 (the closing price of the Company’s common stock, as listedon the NASDAQ Global Market on July 9, 2007).

(3)           Initial base salary under that certain Amended and Restated Employment Agreement, dated as ofDecember 31, 2006, by and between the Company and Ms. Cynthia L. Sullivan. Such amountwas not changed.

(4)           Represents an increase from Mr. Gorman’s fiscal 2007 base salary ($250,290).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:   /s/ Cynthia L. Sullivan
Name:Cynthia L. Sullivan
Title:President and Chief Executive Officer

Date:  July 12, 2007